Exhibit 99.1
For additional information, contact:

Denise Franklin SonicWALL, Inc. Investor Relations + 1 (408) 752-7907 dfranklin@sonicwall.com	Mary McEvoy SonicWALL, Inc. Media Relations +1 (408) 962-7110 mmcevoy@sonicwall.com
SONICWALL ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2006 FINANCIAL RESULTS
Company increases annual revenue 30% over previous year and reports record fourth quarter revenue, record unit shipments, and $34 million in cash flow from operations for the year
Sunnyvale, Calif. — February 7, 2007 — SonicWALL, Inc. (Nasdaq: SNWL), today reported record performance in the quarter ended December 31, 2006, with revenue of $46.7 million and deferred revenue reaching $67.9 million. Revenue in the quarter increased 28% compared to revenue of $36.4 million in the fourth quarter of 2005 and increased 3% compared to $45.2 million in the third quarter of 2006. The company shipped a record 51,400 revenue units in the quarter.
Net earnings for the fourth quarter of 2006 calculated in accordance with U.S. generally accepted accounting principles (GAAP), inclusive of share-based compensation expense as required by Statement of Financial Accounting Standards No. 123R (FAS 123R), were $442,000, or $0.01 per diluted share, as compared to GAAP net earnings for the fourth quarter of 2005 of $795,000, or $0.01 per diluted share. GAAP net income for the fourth quarter of 2005 did not include share-based compensation expenses as now required by FAS 123R.
For the purposes of comparison, net income excluding share-based compensation for the fourth quarter of 2006 was $4.2 million or $0.06 per diluted share, compared to net income excluding share-based compensation of $795,000 or $0.01 per diluted share for the fourth quarter of 2005. The reconciliation between net income excluding share-based compensation and GAAP net income is provided in a table following the unaudited financial statements attached to this press release.
Non-GAAP net income for the fourth quarter of 2006 was $6.0 million or $0.09 per diluted share as compared to non-GAAP net income for the fourth quarter of 2005 of $2.9 million or $0.04 per diluted share. Non-GAAP net income excludes amortization of purchased intangible assets and share-based compensation expense primarily associated with the expensing of stock options in accordance with FAS 123R. An explanation of our use of non-GAAP measures is included in the section in this press release entitled “Use of Non-GAAP Financial Measures.”
Fiscal Year 2006 Results
For the fiscal year 2006, total revenue was $175.5 million, a 30% increase compared to revenue of $135.3 million in fiscal year 2005.

GAAP net loss for fiscal year 2006, inclusive of share-based compensation expense as required by FAS 123R, was $(10.8) million, or $(0.17) per share, compared to GAAP net earnings for fiscal year 2005 of $6.3 million, or $0.09 per diluted share. GAAP net income for fiscal year 2005 did not include share-based compensation expenses as now required by FAS 123R.
For purposes of comparison, net income excluding share-based compensation for fiscal year 2006 was $3.7 million, or $0.05 per diluted share, compared to net income excluding share-based compensation of $6.3 million, or $0.09 per diluted share, for the fiscal year 2005. The reconciliation between net income excluding share-based compensation and GAAP net income is provided in a table following the unaudited financial statements attached to this press release.
Non-GAAP net earnings for fiscal year 2006 were $14.5 million, or $0.21 per diluted share, compared to non-GAAP net earnings for fiscal year 2005 of $13.9 million, or $0.21 per diluted share. Non-GAAP net earnings exclude amortization of purchased intangible assets, restructuring charges, in-process research and development, and share-based compensation expense primarily associated with the expensing of stock options in accordance with FAS 123R. An explanation of our use of non-GAAP measures is included in the section in this press release entitled “Use of Non-GAAP Financial Measures.” The reconciliation between GAAP and non-GAAP results is provided in a table following the unaudited financial statements attached to this press release.
“Our record results for 2006 and continued growth during our fourth quarter demonstrate SonicWALL’s ability to execute on our business objectives during a year of change and challenge in the security industry,” said Matt Medeiros, SonicWALL president and CEO. “By broadening our technology offerings, growing revenue from licenses and services, and increasing revenue from our international operations, we have delivered continual growth opportunities for our worldwide channel partners. I am very pleased with the company’s achievements for the year and for the quarter.”
Guidance for Q1 2007 and Fiscal Year 2007
In the first quarter of 2007, SonicWALL expects revenue to be in the range of $45 million to $47 million and expects non-GAAP gross margin to be in the range of 69% to 70% of revenue.
SonicWALL expects earnings per share in the first quarter of 2007 to be in the range of $0.04 to $0.05 per diluted share on a non-GAAP basis. On a GAAP basis, inclusive of a total of approximately $5.2 million, net of taxes, in combined amortization of purchased intangibles assets and share-based compensation expense, the Company expects loss per share to be in the range of $(0.04) to $(0.03). Share-based compensation expense associated with the expensing of stock options in accordance with FAS 123R is estimated to be approximately $3.8 million or $(0.06) per share for the first quarter of 2007.

For fiscal year 2007, SonicWALL expects revenue to be in the range of $200 million to $210 million, non-GAAP gross margin to be in the range of 69.5% to 70.5% of revenue, and non-GAAP operating margin to be in the range of 10% to 14% of revenue.
This is the only guidance SonicWALL will be giving during the quarter unless a decision is made to provide an update.
Conference Call
A conference call to discuss fourth quarter and fiscal year 2006 results will take place today at 5:30 a.m. PST (8:30 a.m. EST). SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Rob Selvi will host the call. A web cast of the live call can be accessed at http://www.sonicwall.com/us/company/2518.html. A replay of the call will be available beginning at approximately 7:30 a.m. PST (10:30 a.m. EST) today at the Company’s website for 30 days. A replay can also be accessed via telephone through February 14 at (800) 642-1687 (domestic) or (706) 645-9291 (international). The conference call ID number is #5656424.
About SonicWALL, Inc.
Founded in 1991, SonicWALL, Inc. designs, develops and manufactures comprehensive network security, email security, secure remote access, and continuous data protection solutions. For more information, contact SonicWALL at +1 (408) 745-9600 or visit the company web site at http://www.sonicwall.com/.
Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of results of operations. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses. The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL’s operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.
Cautionary Note Regarding Forward-looking Statements
Certain statements in this press release are “forward-looking statements.” The forward-looking statements include without limitation statements regarding our expected revenue for the first quarter of 2007 and for fiscal year 2007, GAAP and non-GAAP earnings per share for the first quarter of 2007, non-GAAP gross margin for the first quarter of 2007 and for fiscal year 2007, and non-GAAP operating margin for fiscal year 2007; estimate of share-based compensation expense for the first quarter 2007 associated with the expensing of stock options in accordance with FAS123R; our ability to execute on our business objectives; continued growth opportunities for our channel partners and the impact of broadened offerings; and increases in revenue from licenses and service and international operations on corporate performance. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL’s actual results include, but are not limited to, increased competition in each of the geographic areas in which we do business; exchange rate fluctuations; global macroeconomic and geopolitical conditions; increased competition across all of the market segments in which SonicWALL participates; new product and service introductions by our competitors; significant turnover of our key employees; and unpredictability in the rate of growth of spending of our customers for products and services that SonicWALL provides. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2005 and our quarterly reports on Form 10-Q for subsequent periods. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.
NOTE: SonicWALL is a registered trademark of SonicWALL, Inc. Other product and company names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

SonicWALL, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenue:
Product	$24,917	$19,649	$92,797	$75,525
License and service	21,794	16,766	82,741	59,799

Total revenue	46,711	36,415	175,538	135,324
Cost of revenue:
Product	10,487	7,379	39,164	27,699
License and service	3,257	2,165	12,287	8,031
Amortization of purchased technology	963	1,142	5,387	4,552

Total cost of revenue	14,707	10,686	56,838	40,282

Gross profit	32,004	25,729	118,700	95,042

Operating expenses:
Research and development	8,191	6,282	33,670	22,804
Sales and marketing	16,789	14,911	71,256	53,367
General and administrative	5,116	4,574	20,324	15,535
Amortization of purchased intangible assets	419	786	2,721	2,893
Restructuring charges	—	—	1,409	—
In-process research and development	—	—	1,580	—

Total operating expenses	30,515	26,553	130,960	94,599

Income (loss) from operations	1,489	(824)	(12,260)	443

Interest income and other expense, net	2,783	2,199	9,713	6,867

Income (loss) before income taxes	4,272	1,375	(2,547)	7,310
Provision for income taxes	(3,830)	(580)	(8,206)	(1,034)

Net income (loss)	$442	$795	$(10,753)	$6,276

Net income (loss) per share:
Basic	$0.01	$0.01	$(0.17)	$0.10

Diluted	$0.01	$0.01	$(0.17)	$0.09

Shares used in computing net income (net loss) per share:
Basic	65,855	64,733	65,117	64,684
Diluted	69,174	67,503	65,117	66,797

SonicWALL, Inc.
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
Excluding Amortization of Purchased Intangible Assets
Restructuring Charges, Share-Based Compensation,
and In-Process Research and Development
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Revenue:
Product	$24,917	$19,649	$92,797	$75,525
License and service	21,794	16,766	82,741	59,799

Total revenue	46,711	36,415	175,538	135,324
Cost of revenue:
Product	10,352	7,379	38,694	27,699
License and service	3,216	2,165	12,143	8,031

Total cost of revenue	13,568	9,544	50,837	35,730

Gross profit	33,143	26,871	124,701	99,594

Operating expenses:
Research and development	7,289	6,100	29,302	22,603
Sales and marketing	15,441	14,911	66,297	53,367
General and administrative	3,745	4,574	15,850	15,535

Total operating expenses	26,475	25,585	111,449	91,505

Income from operations	6,668	1,286	13,252	8,089

Interest income and other expense, net	2,783	2,199	9,713	6,867

Income before income taxes	9,451	3,485	22,965	14,956
Provision for income taxes	(3,497)	(580)	(8,497)	(1,034)

Non-GAAP net income	$5,954	$2,905	$14,468	$13,922

Non-GAAP net income per share:
Basic	$0.09	$0.04	$0.22	$0.22

Diluted	$0.09	$0.04	$0.21	$0.21

Shares used in computing net income per share:
Basic	65,855	64,733	65,117	64,684
Diluted	69,174	67,503	68,010	66,797

SonicWALL, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2006	2005
	(Unaudited)
	(In thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$25,927	$42,593
Short-term investments	209,251	197,849
Accounts receivable, net	23,205	13,113
Inventories	5,210	3,707
Prepaid expenses and other current assets	10,888	7,331

Total current assets	274,481	264,593

Property and equipment, net	4,085	2,595
Goodwill, purchased intangibles and other assets, net	137,725	120,495

	$416,291	$387,683

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,677	$7,445
Accrued payroll and related benefits	13,593	9,054
Other accrued liabilities	9,900	6,277
Deferred revenue	61,622	44,642
Income taxes payable	162	95

Total current liabilities	91,954	67,513

Deferred revenue, non-current	6,269	—

Total liabilities	98,223	67,513

Stockholders’ Equity	318,068	320,170

	$416,291	$387,683

SonicWALL, Inc.
NET INCOME (LOSS), EXCLUDING SHARE-BASED COMPENSATION EXPENSE
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Net income (loss) (1)	$442	$(537)	$(10,753)	$(7,954)
Stock-based compensation expense, net of related tax effect (2)	3,797	1,332	14,415	14,230

Net income (loss), excluding share-based compensation expense, net of tax	$4,239	$795	$3,662	$6,276

Diluted net income (loss) per share (1)	$0.01	$(0.01)	$(0.17)	$(0.12)

Diluted net income (loss) per share, excluding share-based compensation expense	$0.06	$0.01	$0.05	$0.09

(1)	Net loss and net loss per share prior to January 1, 2006 represents pro forma information based on SFAS123.

(2)	Share-based compensation expense prior to January 1, 2006 was calculated based on the pro forma application of SFAS 123.
     In the quarter ended December 31, 2006, total stock-based compensation expense of $3,797 was allocated as follows: $176 to cost of revenue ($135 to product cost of revenue and $41 to license and service cost of revenue), $902 to research and development, $1,348 to sales and marketing and $1,371 to general and administrative.
     In the twelve months ended December 31, 2006, total stock-based compensation expense of $14,415 was allocated as follows: $614 to cost of revenue ($470 to product cost of revenue and $144 to license and service cost of revenue), $4,368 to research and development, $4,959 to sales and marketing and $4,474 to general and administrative.
SonicWALL, Inc.
RECONCILIATION of GAAP to NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Non-GAAP net income	$5,954	$2,905	$14,468	$13,922

Share-based compensation expense	(3,797)	(182)	(14,415)	(201)
Amortization of purchased intangible assets	(1,382)	(1,928)	(8,108)	(7,445)
Restructuring charges	—	—	(1,409)	—
In-process research and development	—	—	(1,580)	—
Tax effect of adjustments	(333)	—	291	—

Net effect of pro forma adjustments	(5,512)	(2,110)	(25,221)	(7,646)

Net income (loss)	$442	$795	$(10,753)	$6,276

Diluted Non-GAAP net income per share	$0.09	$0.04	$0.21	$0.21

Diluted net income (loss) per share	$0.01	$0.01	$(0.17)	$0.09

SonicWALL, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2006	2005	2006	2005
Cash flows from operating activities:
Net cash provided by operating activities	$4,206	$12,966	$33,572	$32,502

Cash flows from investing activities:
Purchase of property and equipment	(992)	(775)	(3,378)	(1,440)
Cash paid for acquisitions, net of cash acquired	—	(16,637)	(29,502)	(16,637)
Change in restricted cash in escrow	3,335	(2,163)	(1,295)	(2,163)

Maturity and sale of short-term investments, net of purchases	(4,694)	(4,358)	(11,233)	30,779

Net cash (used in) provided by investing activities	(2,351)	(23,933)	(45,408)	10,539

Cash flows from financing activities:
Issuance of common stock under employee stock options and purchase plans	1,926	2,623	16,269	6,324

Repurchase of common stock	(11,982)	—	(21,099)	(30,218)

Net cash (used in) provided by financing activities	(10,056)	2,623	(4,830)	(23,894)

Net (decrease) increase in cash and cash equivalents	(8,201)	(8,344)	(16,666)	19,147
Cash and cash equivalents at beginning of period	34,128	50,937	42,593	23,446

Cash and cash equivalents at end of period	$25,927	$42,593	$25,927	$42,593